Exhibit 99.1

IRADIMED CORPORATION Announces Second Quarter 2023 Financial Results

●	Reports record revenue of $16.1 million for the second quarter of 2023

●	GAAP diluted EPS of $0.33 and non-GAAP diluted EPS of $0.36

●	Operating income was $5.0 million and increased by 19%

●	Announces third quarter and full year 2023 financial guidance

Winter Springs, Florida, August 3, 2023 – IRADIMED CORPORATION (the “Company”) (NASDAQ: IRMD), announced today its financial results for the three and six months ended June 30, 2023. The Company is a leader in the development of innovative magnetic resonance imaging (“MRI”) medical devices and the only known provider of a non-magnetic intravenous (“IV”) infusion pump system, and non-magnetic patient vital signs monitoring systems that are designed for use during MRI procedures.

“I am proud to again announce the results of a record quarter in both revenue and earnings. This achievement is a testament to the efforts of our dedicated team and the exceptional value our products bring to our customers. This quarter was our eighth consecutive quarter of record revenues which was highlighted by 25% year-over-year growth in our monitoring business. As a result of this increasing demand, we are raising our guidance for the full year. We now expect to report revenue of $64.5 million to $65.5 million, GAAP diluted earnings per share of $1.25 to $1.28, and non-GAAP diluted earnings per share of $1.37 to $1.40,” said Roger Susi, President and Chief Executive Officer of the Company.

Three Months Ended June 30, 2023

For the second quarter ended June 30, 2023, the Company reported over 25% year-over-year revenue growth to $16.1 million compared to $12.7 million for the second quarter of 2022. Net income was $4.2 million, or $0.33 per diluted share, compared to $3.2 million, or $0.26 per diluted share for the second quarter of 2022.

Non-GAAP net income was $4.6 million, or $0.36 per diluted share, for the quarter ended June 30, 2023, and excludes $0.4 million of stock compensation expense, net of tax expense. Non-GAAP net income for the quarter ended June 30, 2022, was $3.3 million, or $0.26 per diluted share, and excludes $0.09 million of stock compensation expense, net of tax.

Six Months Ended June 30, 2023

For the six months ended June 30, 2023, the Company reported revenue of $31.6 million compared to $25.0 million for the same period of 2022. Net income was $7.6 million, or $0.60 per diluted share, compared to $5.7 million, or $0.45 per diluted share for the same period of 2022.

Non-GAAP net income was $8.4 million, or $0.66 per diluted share, for the six months ended June 30, 2023, and excludes $0.9 million of stock compensation expense, net of tax expense. Non-GAAP net income for the six months ended June 30, 2022, was $6.2 million, or $0.49 per diluted share, and excludes $0.4 million of stock compensation expense, net of tax.

Revenue Information:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

	(unaudited)		(unaudited)
Devices:
MRI Compatible IV Infusion Pump Systems	$4,522,568	$3,853,016	$10,061,383	$7,134,955
MRI Compatible Patient Vital Signs Monitoring Systems	6,128,718	4,921,619	10,825,536	10,116,370
Ferro Magnetic Detection Systems	183,190	—	480,779	—
Total Devices revenue	10,834,476	8,774,635	21,367,698	17,251,325
Disposables, services and other	4,815,870	3,430,005	9,250,612	6,748,907
Amortization of extended warranty agreements	480,050	516,929	987,170	1,032,047
Total revenue	$16,130,396	$12,721,569	$31,605,480	$25,032,279

For the second quarter of 2023, domestic sales were 80.3 percent of total revenue, compared to 85.0 percent for the second quarter of 2022. The gross profit margin was 75.5 percent for the second quarter of 2023, compared to 79.7 percent for the second quarter of 2022.

For the six months ended June 30, 2023, domestic sales were 78.9 percent of total revenue, compared to 83.1 percent for the six months ended June 30, 2022. The gross profit margin was 75.6 percent for six months ended June 30, 2023, compared to 78.0 percent for the same period in 2022.

Cash Flow

For the three months ended June 30, 2023, cash from operations was $3.5 million, compared to $2.4 million for the same period in 2022.

For the six months ended June 30, 2023, cash from operations was $8.2 million, compared to $3.1 million for the same period in 2022.

Financial Guidance

For the third quarter of 2023, the Company expects to report revenue of $16.1 million to $16.3 million, GAAP diluted earnings per share of $0.33 to $0.35, and non-GAAP diluted earnings per share of $0.36 to $0.38.

For the full-year 2023 financial guidance the Company now expects to report revenue of $64.5 million to $65.5 million, GAAP diluted earnings per share of $1.25 to $1.28, and non-GAAP diluted earnings per share of $1.37 to $1.40.

The Company’s non-GAAP diluted earnings per share guidance excludes stock-based compensation expense, net of tax, which the Company expects to be approximately $1.7 million and $0.4 million for the full year and third quarter 2023, respectively.

Use of non-GAAP Financial Measures

The Company believes the use of non-GAAP net income, free cash flow, and infrequent income tax items are helpful to our investors. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with U.S. GAAP.

We calculate non-GAAP net income as net income excluding (1) stock-based compensation expense, net of tax. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between our operating results from period to period; (2) operating expenses, net of tax, that we believe are not indicative of the Company’s on-going core operating performance, and; (3) infrequent tax items are considered based on their nature and are excluded from the provision for income taxes as these costs or benefits are not indicative of our normal or future provision for income taxes. We calculate free cash flow as net cash provided by operating activities, less net cash used in investing activities for development of internal software and purchases of property and equipment.

We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions, strengthening our balance sheet and returning cash to our shareholders through various means.

All of our non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating our ongoing core operating results.

A reconciliation of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in the table later in this release immediately following the condensed statements of cash flows. These non-GAAP financial measures should not be considered in isolation or as a substitute for a measure of the Company’s operating performance or liquidity prepared in accordance with U.S. GAAP and are not indicative of net income or cash provided by operating activities.

Conference Call

Iradimed has scheduled a conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time today, August 3, 2023. Individuals interested in listening to the conference call may do so by registering here, https://register.vevent.com/register/BI5637da83c25e4c57a097826fce806954. Once registered a dial in number, unique pin and instructions will be provided to participants.

The conference call will also be available in real-time via the Internet at http://www.iradimed.com/en-us/investors/events/. A recording of the call will be available on the Company’s website following the completion of the call.

About IRADIMED CORPORATION

IRADIMED CORPORATION is a leader in the development of innovative Magnetic Resonance Imaging (“MRI”) compatible medical devices. We develop, manufacture, market, and distribute MRI-compatible medical devices and accessories, disposables, and services relating to them.

We are the only known provider of a non-magnetic intravenous (“IV”) infusion pump system that is specifically designed to be safe for use during MRI procedures. We were the first to develop an infusion delivery system that largely eliminates many of the dangers and problems present during MRI procedures. Standard infusion pumps contain magnetic and electronic components which can create radio frequency interference and are dangerous to operate in the presence of the powerful magnet that drives an MRI system. Our patented MRidium® MRI compatible IV infusion pump system has been designed with a non-magnetic ultrasonic motor, uniquely designed non-ferrous parts, and other special features to safely and predictably deliver anesthesia and other IV fluids during various MRI procedures. Our pump solution provides a seamless approach that enables accurate, safe, and dependable fluid delivery before, during, and after an MRI scan, which is important to critically ill patients who cannot be removed from their vital medications, and children and infants who must generally be sedated to remain immobile during an MRI scan.

Our 3880 MRI-compatible patient vital signs monitoring system has been designed with non-magnetic components and other special features to safely and accurately monitor a patient’s vital signs during various MRI procedures. The Iradimed 3880 system operates dependably in magnetic fields up to 30,000 gauss, which means it can operate virtually anywhere in the MRI scanner room. The Iradimed 3880 has a compact, lightweight design allowing it to travel with the patient from their critical care unit to the MRI and back, resulting in increased patient safety through uninterrupted vital signs monitoring and decreasing the amount of time critically ill patients are away from critical care units. The features of the Iradimed 3880 include wireless ECG with dynamic gradient filtering; wireless SpO2 using Masimo® algorithms; non-magnetic respiratory CO2; invasive and non-invasive blood pressure; patient temperature, and; optional advanced multi-gas anesthetic agent unit featuring continuous Minimum Alveolar Concentration measurements. The Iradimed 3880 MRI-compatible patient vital signs monitoring system has an easy-to-use design and allows for the effective communication of patient vital signs information to clinicians.

For more information please visit www.iradimed.com.

Forward-Looking Statements

This press release contains forward-looking statements (i.e., statements that are not historical facts). Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made, which reflect management’s current estimates, projections, expectations, or beliefs, and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, impacts of the COVID-19 pandemic, including the impact of existing and new variants, and measures taken in response; potential disruptions in our limited supply chain for our products; the Company’s ability to receive FDA 510(k) clearance for new products and product candidates; unexpected costs, delays or diversion of management’s attention associated with the design, manufacture or sale of new products; the Company’s ability to implement successful sales techniques for existing and future products and evaluate the effectiveness of its sales techniques; additional actions, warnings or requests from the FDA or other regulatory bodies; our significant reliance on a limited number of products; a reduction in international distribution; actions of the FDA or other regulatory bodies that could delay, limit or suspend product development, manufacturing or sales; the effect of recalls, patient adverse events or deaths on our business; difficulties or delays in the development, production, manufacturing and marketing of new or existing products and services; changes in laws and regulations or in the interpretation or application of laws or regulations. Further information on these and other factors that could affect the Company’s financial results is included in filings we make with the Securities and Exchange Commission from time to time. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update forward-looking statements.

IRADIMED CORPORATION

CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2023	2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$45,822,834	$57,960,864
Total current assets	66,090,774	77,489,671
Property and equipment, net	8,720,273	2,399,812
Total assets	$81,431,031	$85,513,747

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenue	1,714,067	3,373,122
Total current liabilities	7,585,506	8,553,743
Total liabilities	12,432,593	11,840,760
Stockholders’ equity:
Total stockholders’ equity	68,998,438	73,672,987
Total liabilities and stockholders’ equity	$81,431,031	$85,513,747

IRADIMED CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenue	$16,130,396	$12,721,569	$31,605,480	$25,032,279
Cost of revenue	3,943,904	2,581,806	7,697,535	5,512,992
Gross profit	12,186,492	10,139,763	23,907,945	19,519,287
Operating expenses:
General and administrative	3,313,080	2,402,795	7,233,591	5,118,745
Sales and marketing	2,948,425	2,907,788	5,948,403	5,977,344
Research and development	961,952	662,599	1,755,666	1,181,694
Total operating expenses	7,223,457	5,973,182	14,937,660	12,277,783
Income from operations	4,963,035	4,166,581	8,970,285	7,241,504
Other income (expense), net	335,387	13,102	677,796	(1,812)
Income before provision for income taxes	5,298,422	4,179,683	9,648,081	7,239,692
Provision for income tax expense	1,118,582	938,631	2,062,171	1,511,926
Net income	$4,179,840	$3,241,052	$7,585,910	$5,727,766
Net income per share:
Basic	$0.33	$0.26	$0.60	$0.46
Diluted	$0.33	$0.26	$0.60	$0.45
Weighted average shares outstanding:
Basic	12,596,032	12,560,812	12,594,541	12,556,837
Diluted	12,723,017	12,632,755	12,706,608	12,641,424

IRADIMED CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
	June 30,
	2023	2022
Operating activities:
Net income	$7,585,910	$5,727,766
Adjustments to reconcile net income to net cash provided by operating activities:
Change in allowance for doubtful accounts	170,905	21,370
Change in provision for excess and obsolete inventory	167,383	19,824
Depreciation and amortization	369,908	928,101
Loss (Gain) on disposal of property and equipment	3,852	(4,894)
Stock-based compensation	1,102,096	574,363
Deferred income taxes, net	(1,065,516)	(144,948)
Loss on maturities of investments	—	(8,025)
Changes in operating assets and liabilities:
Accounts receivable	2,021,403	(3,295,542)
Inventory	(4,212,765)	(587,502)
Prepaid expenses and other current assets	57,568	(451,276)
Other assets	541,548	10,419
Accounts payable	1,709,063	(15,622)
Accrued payroll and benefits	(539,247)	(545,393)
Other accrued taxes	95,577	95,055
Warranty reserve	11,449	(8,111)
Deferred revenue	(363,379)	(253,074)
Other current liabilities	250,000	(7,995)
Prepaid income taxes	254,093	1,010,890
Net cash provided by operating activities	8,159,848	3,065,406
Investing activities:
Proceeds from maturities of investments	—	500,000
Purchases of property and equipment	(6,600,521)	(371,935)
Capitalized intangible assets	(334,807)	(475,198)
Net cash used in investing activities	(6,935,328)	(347,133)
Financing activities:
Dividends paid	(13,222,907)	(12,559,127)
Proceeds from exercises of stock options	7,339	71,949
Taxes paid related to the net share settlement of equity awards	(146,983)	(73,106)
Net cash used in financing activities	(13,362,551)	(12,560,284)
Net decrease in cash and cash equivalents	(12,138,031)	(9,842,011)
Cash and cash equivalents, beginning of period	57,960,864	61,999,550
Cash and cash equivalents, end of period	$45,822,833	$52,157,539
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$2,756,152	$757,137
ROU asset recognized in exchange for new lease obligation	$227,982	$—
Operating and short-term lease payments recorded within cash flow provided by operating activities	$324,362	$257,117

IRADIMED CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

Non-GAAP Net Income and Diluted EPS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income	$4,179,840	$3,241,052	$7,585,910	$5,727,766
Excluding:
Stock-based compensation expense, net of tax expense	443,426	90,870	859,698	431,347
Non-GAAP net income	$4,623,266	$3,331,922	$8,445,608	$6,159,113
Weighted-average shares outstanding – diluted	12,723,017	12,632,755	12,706,608	12,641,424
Non-GAAP net income per share – diluted	$0.36	$0.26	$0.66	$0.49

Free Cash Flow

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023		2022
Net cash provided by operating activities	$3,513,756	$1,639,218	$8,159,848		$3,065,406
Less:
Capital Expenditures	378,314	108,225	6,935,328	[1]	847,133
Free cash flow	$3,135,442	$1,530,993	$1,224,520		$2,218,273

1Capital expenditures land acquisition of $6.2 million

Media Contact:

IRADIMED CORPORATION

(407) 677-8022

InvestorRelations@iradimed.com